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             SECURITIES AND EXCHANGE COMMISSION

                  WASHINGTON, D.C.   20549


                          FORM  8-K


                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     July 5, 1994

             CENTRAL AND SOUTH WEST CORPORATION
   (Exact name of registrant as specified in its charter)

                          DELAWARE
       (State or other jurisdiction of incorporation)

           1-1443                              51-0007707
(Commission File Number)             (IRS Employer Identification No.)

        1616 Woodall Rodgers Freeway, Dallas TX 75202
    (Address of principal executive offices)  (zip code)

                       (214) 777-1000
    (Registrant's telephone number, including area code)




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Item 5.  Other Events

Litigation and Regulatory Proceedings - Deferred Accounting

     New Developments

     On June 22, 1994, the Supreme Court of Texas issued decisions in the deferred accounting cases of Central and South West Corporation's (Corporation) wholly-owned subsidiaries, Central Power and Light Company (CPL) and
West Texas Utilities Company (WTU).

     In a 5-4 vote, the Supreme Court of Texas sustained deferred accounting as an appropriate mechanism for the Public Utility Commission of Texas (Texas Commission) to use in preserving the financial integrity of utilities. The Supreme Court of Texas held that the Texas Commission can authorize utilities to defer those costs that are incurred between the in-service date of a plant and the effectiveness of new rates, which includes such costs.

       In CPL's case, the Supreme Court of Texas upheld the portion of the 1992 Third Court of Appeals', Austin, Texas (Court of Appeals) decision that permitted CPL to include in rate base deferred post-in-service operations and maintenance costs from Unit 1 of the South Texas Project
(STP) nuclear plant. The Supreme Court of Texas also reversed the portion of the Court of Appeals decision providing that deferred post-in-service carrying costs could not be included in rate base. In addition, the Supreme Court of Texas remanded the case to the Court of Appeals for consideration of specific unresolved arguments. CPL's total pre-tax STP deferrals for the periods affected were approximately $492 million, of which $270 million are carrying costs.

     While management cannot predict the ultimate outcome of CPL's deferred accounting proceeding, management believes that CPL will successfully sustain the approval of its deferred accounting orders or will be successful in renegotiation of its rate settlement, so there will be no material adverse effect on the Corporation's financial position or continuing consolidated results of operations.

     In WTU's case, the Supreme Court of Texas reversed the 1990 Court of Appeals decision upholding an order of the Texas Commission that permitted WTU to defer post-in-service operations and maintenance costs and carrying costs associated with the Oklaunion power plant. The Supreme Court of Texas based its reversal on the lack of a formal Texas Commission finding under the appropriate legal standard, remanded the matter to the Texas Commission for further proceedings consistent with its judgment and instructed the Texas Commission on remand to review WTU's entire deferral under a financial integrity standard rather the measurable harm to financial condition standard initially used. WTU recorded approximately $32 million of pre-tax Oklaunion deferred costs, of which $25 million are carrying costs.

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     Management believes that WTU's deferred accounting will
ultimately be sustained by the Texas Commission, on the basis that evidence previously submitted supports the use of deferred accounting under the financial integrity standard set forth by the Supreme Court of Texas. However, no assurance can be given as to the outcome of any proceedings involving this matter. While management cannot predict the ultimate outcome of WTU's deferred accounting proceeding, management believes that the resolution of the proceeding will not have a material adverse effect of the Corporation's financial position or continuing consolidated results of operations.

     The parties in each case have 15 days in which to apply to the Supreme Court of Texas for a rehearing.



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SIGNATURE

     Pursuant to the requirements of the Securities Exchange

Act of 1934, the registrant has duly caused this report to

be signed on its behalf by the undersigned hereunto duly

authorized.



                                     CENTRAL AND SOUTH WEST CORPORATION



Date:  July 5, 1994

                                     By:   WENDY G. HARGUS
                                           Wendy G. Hargus
                                           Controller